UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 23, 2011

Date of report (Date of earliest event reported)

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 23, 2011, the Board of Directors of CRC Health Corporation (the “Company”) authorized a strategic plan to transition the services provided by its Aspen business within its Healthy Living Division to a more focused national network of services. This smaller network will allow the Company to apply its resources where there are the greatest needs and assure the best possible service for its students and families. In 2010, this business experienced a significant decrease in admissions and average length of stay as a result of declining economic conditions and the inability of families to access credit markets to fund tuition. As part of this strategic plan, the Company will be discontinuing operations at five facilities and consolidating services at three other facilities. The plan is intended to maximize the number of affected students who will be able to complete treatment and/or graduate and is expected to be implemented over a period of up to 6 months.

In connection with this plan, the Company currently estimates it will recognize costs of approximately $2.5 million during the first quarter of 2011 related to employee termination costs which are expected to be paid in the second and third quarter of 2011. The amount of additional costs associated with this plan may vary materially based on various factors including actual employee terminations, any contract termination payments, and the success of student transition plans, and therefore the Company cannot estimate total expenses at this time.

Information set forth in this Current Report on Form 8-K contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the plan; estimated costs to be incurred by the Company and the anticipated benefits of the plan. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that the Company’s costs may be greater than anticipated; the risk that the plan may affect the Company’s students adversely and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2009, and other periodic filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements other than to the extent required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 23, 2011

CRC HEALTH CORPORATION

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)